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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

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                Date of Earliest Event Reported: August 7, 1997

                         Date of Report: August 7, 1997


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                      INTERNATIONAL MERCANTILE CORPORATION


         MISSOURI                   0-7693                 43-0970243

(State of Other Jurisdiction     (Commission             (IRS Employer
     of Incorporation)              File No.)             Identification
                                                               No.)


        7979 OLD GEORGETOWN ROAD, BETHESDA, MD                 20814
        (Address of Principal Executive Offices)            (Zip Code)

         REGISTRANT'S TELEPHONE NUMBER:           (301) 774-6913


                                 NOT APPLICABLE
         (Former Name or Former Address, If Changed Since Last Report)

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                   ITEM 1. CHANGES IN CONTROL OF REGISTRANT.
        31 TO 1 REVERSE STOCK SPLIT AND ISSUANCE OF 1,000,000 NEW SHARES
                       REPRESENTING CONTROL OF REGISTRANT

     By Consent Action in lieu of a Special Meeting of the Board of Directors of the Registrant, executed as of July 7, 1997, the Board of Directors of the Registrant authorized a 31 to 1 reverse stock split (the "Reverse Split") of Registrant's $1.00 par value per share common stock, reducing the number of shares of Registrant's issued and outstanding common stock to 101,070. The Reverse Split was to be effective only upon, and simultaneously with, the contribution to the Registrant, by Continent Finance Corporation, a Delaware Corporation, of 100% of the total issued and outstanding shares of Home America Mortgage Company, a Louisiana corporation valued at $10,955,315 as of its December 31, 1996, Audited Balance Sheet in exchange for the issuance, to Continent Finance Corporation, of 1,000,000 shares of Registrant's restricted common shares. Said new issuance of Registrant's common stock occurred on August 7, 1997 and represents a controlling interest of Registrant as a result of the simultaneous effectiveness of the Reverse Split. Voting Control of Registrant was formerly held by no person or group.

                    ITEM 7. FINANCIAL REPORTS AND EXHIBITS.

(B) EXHIBITS.

     1. Consent Action in Lieu of Special Meeting of the Board of Directors of International Mercantile Corporation, executed as of July 7, 1997.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      INTERNATIONAL MERCANTILE
                                      CORPORATION


                                      BY:
DATE:                                    ---------------------------------
     ---------------                     MAX APPLE, PRESIDENT


                                      BY:
DATE:                                    ---------------------------------
     ---------------                     GREGORY DUTCHER, SECRETARY